UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)   April 12, 2012

Bison Instruments, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-27297	E41-0947661
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7725 Vasserman Trail, Chanhassen, MN	55317
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (952) 938-1055

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01 Changes in Registrant's Certifying Accountant

On April 10, 2012, Eide Bailly, LLP (“Eide Bailly”) was appointed as the independent registered public accountant for Bison Instruments, Inc. (“Bison”) for the year ended October 31, 2011 and for the interim period ended January 31, 2012. This decision to engage Eide Bailly was approved by the Audit Committee of the Board of Directors on April 10, 2012.

During the two most recent fiscal years and any subsequent interim periods and through to April 10, 2012, Eide Bailly did not consult Bison regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K other then those related to the audit reports of Eide Bailly on the consolidated financial statements of Bison as of and for the years ended October 31, 2010 and 2009 and their review of the three quarter reports ended January 31, 2011, April 30, 2011 and July 31, 2011.

During the two most recent fiscal years of October 31, 2010 and 2009 and for the three quarter reports ended January 31, 2011, April 30, 2011 and July 31, 2011 and through to the date of their dismissal on November 17, 2011 Eide Bailly was Bison's independent registered public accountant.

The audit reports of Eide Bailly on the consolidated financial statements of Bison as of and for the years ended October 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

Eide Bailly's report on the consolidated financial statements of Bison as of and for the year ended October 31, 2010 contained a separate paragraph stating “These consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities in the normal course of business. There is significant doubt about the appropriateness of experienced losses and negative cash flows in the current and prior years and has a stockholders' deficiency. The application of the going concern basis is dependant on the continued support of Andus Inc., the majority shareholder, who has committed to support the Company financially for its normal management and corporate expenses at levels of present expenditures until November 1, 2011. Management continues to pursue other business opportunities for the Company including merger opportunities with other businesses, which may result in a reverse-take-over of the Company. However, there is no guarantee that management will be successful in their endeavors.

These consolidated financial statements do not reflect adjustments that would be necessary if the going concern basis was not appropriate. If the going concern basis was not appropriate for these financial statements, then adjustments would be necessary to the carrying value of assets, the reported revenues and expenses, and the balance sheet classifications used.”

In connection with the audits of the years ended October 31, 2009 and October 31, 2010 and of the review of the three quarter reports dated January 31, 2011, April 30, 2011 and July 31, 2011 and through to April 10, 2012, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between Bison and Eide Bailly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eide Bailly, would have caused Eide Bailly to make reference to the subject matter of the disagreement in connection with its report on Bison's financial statements.

During the two fiscal years ended October 31, 2009 and October 31, 2010 and of the review of the three quarter reports dated January 31, 2011, April 30, 2011 and July 31, 2011 and through to April 10, 2012, there were no “reportable events” with respect to Bison as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bison Instruments, Inc.
(Registrant)

Date: April 12, 2012

/s/ Fred E. Ross
(Signature)*
Title:Chief Executive Officer,
And Director

*Print name and title of the signing officer under his signature.